Exhibit 99.1

AITX Quarterly Report Filed, Revenue & Gross Profit Up Approximately 50%, Debt Down over $7 Million Versus Prior Year First Six Months

SG&A Reduced Over $1 Million During Same Period Comparison, Q2 Confirmed Overall Profitable

Detroit, Michigan, October 15, 2025 - Artificial Intelligence Technology Solutions, Inc., (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, today announced its financial results for the second quarter of fiscal year 2026 (Q2 FY 2026), as reported in its 10-Q filing for the period ended August 31, 2025. As anticipated in prior disclosures, the Company achieved profitability for the quarter, reporting a net profit of approximately $765,000. The results reflect the impact of a favorable debt settlement, combined with ongoing improvements in operational efficiency and cost controls.

$AITX

Announces Q2 FY2026 Financial Results

A Profitable Quarter, Revenue and Gross Profit Surge Nearly 50%

AITX

Financial Highlights

Revenue Growth: For the six months ended August 31, 2025, AITX reported revenues of $3,743,586, representing a 48% increase compared to $2,526,983 in the prior year period.

Gross Profit Growth: Gross profit for the six-month period rose 53% to $2,578,366 from $1,686,425 in the comparable period, reflecting higher-value deployments and improved cost efficiencies.

Net Profit: The Company achieved a net profit of approximately $765,000 for the quarter, primarily driven by a $4.37 million gain on debt settlement.

Debt Reduction: Total debt and accrued interest were reduced by approximately $7.3 million during the six months ended August 31, 2025. The related annual interest savings are estimated at roughly $640,000, contributing to the Company's path to sustained profitability.

Operating Cash Flow: Cash used in operating activities improved by $1,033,352, decreasing from $6,433,906 in the prior year to $5,400,554, reflecting tighter cost controls, stronger collections, and improved purchasing efficiency.

Inventory Turnover: Inventory turnover increased to 0.88 times compared to 0.4 times in the prior year period, indicating faster product movement and more efficient utilization of working capital.

"We're proud to present these results. We're trending in the right direction in so many ways and with the addition of ROAMEO™ and SARA™, we're looking to finish with positive operational cash flow and possibly break the eight-figure revenue milestone," said Steve Reinharz, CEO/CTO and founder of AITX. "This achievement reflects disciplined execution across every aspect of our operations. By aggressively reducing debt, improving cost controls, and accelerating higher-value deployments, we've strengthened our foundation for long-term growth. We expect continued progress as we focus on scaling revenue and driving operational cash flow in the coming quarters for the benefit of our clients, channel partners and shareholders."

Operational and Strategic Updates

The Company's progress in Q2 FY 2026 reflects steady execution of its growth strategy. RAD's higher-value deployments, including RIO™ and RADCam™ units powered by the Company's AI- driven SARA™ platform, continued to expand across multiple sectors such as logistics, healthcare, and critical infrastructure. Improved operational efficiency and cost management have reduced cash burn while supporting consistent production output. The Company also benefited from accelerated order intake through its growing dealer network, which continues to shorten sales cycles and strengthen recurring monthly revenue opportunities.

Outlook

AITX expects to maintain positive momentum through the second half of fiscal year 2026 as recurring revenue continues to expand and production efficiencies further improve margins. Management remains focused on achieving operational positive cash flow during or shortly after the Company's fiscal third quarter, which runs from September through November 2025. With a growing base of deployed units, a strong order pipeline, and disciplined cost management, AITX believes it is positioned to enter calendar year 2026 with strengthened financial stability and continued growth potential.

The Company invites investors and interested parties to review its corporate profile, available at www.aitx.ai/request-aitx-company-profile/.

About Artificial Intelligence Technology Solutions, Inc. (AITX) and RAD

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060

@SteveReinharz

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/